SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

International Electronics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

INTERNATIONAL ELECTRONICS, INC.

427 Turnpike Street

Canton, Massachusetts 02021

Notice of Special Meeting in Lieu of the

Annual Meeting of Shareholders

Notice is hereby given that a Special Meeting in Lieu of the Annual Meeting of Shareholders of International Electronics, Inc., a Massachusetts corporation (the “Company”) will be held at the offices of Cohan Rasnick Myerson LLP at One State Street, Boston, Massachusetts at 10:00 a.m., local time, on Thursday, March 25, 2004, for the following purposes:

1.	To elect one Class I Director to serve for three years and until his successor is chosen and qualified.

2.	To transact such other business as may come before the meeting.

Only shareholders of record at the close of business on February 6, 2004 are entitled to notice of and to vote at the meeting.

Please complete, sign, and date the enclosed proxy, and mail it as promptly as possible in the enclosed self-addressed envelope. If you attend the meeting and desire to vote in person, the proxy will not be used.

By order of the Board of Directors,

Peter Myerson, Clerk

Canton, Massachusetts

February 20, 2004

INTERNATIONAL ELECTRONICS, INC.

427 Turnpike Street

Canton, Massachusetts 02021

Proxy Statement

The accompanying proxy is solicited by the Board of Directors of International Electronics, Inc., a Massachusetts corporation (“IEI”) for use at a Special Meeting in Lieu of the Annual Meeting of Shareholders to be held March 25, 2004.

PROXY SOLICITATION

Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted as specified, or if no instructions are given, will be voted in favor of the proposals described herein. Proxies may be revoked at any time prior to the meeting by written notice given to the Clerk of IEI. No dissenter to any action proposed will have any right to appraisal as a result of voting against a proposed action. The cost of this solicitation shall be borne by IEI. Solicitation of the Proxies by telephone or in person may be made by IEI’s Directors, Officers or other employees, but any such solicitations will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitations. The approximate date on which this Proxy Statement and the accompanying proxy card will be mailed to shareholders is February 20, 2004.

INFORMATION AS TO VOTING SECURITIES

Each outstanding share of IEI’s common stock, $0.01 par value per share, is entitled to one vote. Only shareholders of record at the close of business on February 6, 2004 will be entitled to vote at the meeting. On that date, there were 1,636,031 shares of common stock of IEI outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Set forth below is information concerning ownership of IEI’s common stock as of January 30, 2004, (i) by all persons known by IEI to own beneficially 5% or more of the outstanding common stock, (ii) by each director and Named Executive Officer of IEI and (iii) by all directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares And Nature of Beneficial Ownership (1)		Percent of Common Stock Owned
Executive Officers and Directors:

John Waldstein	293,505	(2)	16.6%
c/o International Electronics, Inc.
427 Turnpike Street
Canton, Massachusetts

Steven Tannenbaum	239,927	(3)	14.7%
c/o Greenwood Investments, Inc.
68 Harvard Street, 3rd Floor
Brookline, Massachusetts

Name and Address of Beneficial Owner	Number of Shares And Nature of Beneficial Ownership (1)		Percent of Common Stock Owned
Executive Officers and Directors:
Heath Paley	42,852	(4)	2.6%
c/o International Electronics, Inc.
427 Turnpike Street
Canton, Massachusetts

Christopher Hentschel	34,301	(5)	2.1%
c/o International Electronics, Inc.
427 Turnpike Street
Canton, Massachusetts

Diane Balcom	19,012	(6)	1.2%
1403 Sharps Hill Road
Pittsburgh, Pennsylvania

All directors and executive officers as a group (7 persons)	638,597	(7)	35.1%

5% Shareholder:

Warren Paley	217,268		13.3%
3 Mill Street
New Baltimore, New York

(1)	Except as otherwise indicated below, the named owner has sole voting and investment power with respect to the shares set forth. No arrangements are known to IEI, which may result in a change in control. The number of shares shown does include shares which may be acquired through the exercise of options and warrants, which are exercisable currently or within sixty (60) days after January 31, 2004.

(2)	Includes vested options and warrants to purchase an aggregate 135,500 shares of IEI’s common stock granted at prices ranging from $0.74- $2.12 per share. Includes 6,234 shares of common stock held by Mr. Waldstein’s wife. Mr. Waldstein disclaims beneficial ownership of these shares.

(3)	Includes 181,977 shares of common stock held by Greenwood Capital Limited Partnership (“GCLP”). Mr. Tannenbaum serves as the president, sole stockholder and sole director of Greenwood Investments, Inc., which is the sole general partner of GCLP and has sole voting and investment power with respect to such shares. With respect to the remaining 57,950 shares of common stock, Mr. Tannenbaum holds such shares jointly with his wife and has shared voting and investment power.

(4)	Includes vested options to purchase an aggregate 12,500 shares of IEI’s common stock granted at prices ranging from $0.88-$2.81 per share.

(5)	Includes vested options to purchase an aggregate 17,333 shares of IEI’s common stock at prices ranging from $1.35-$2.54 per share. Includes 1,634 shares of common stock held by Mr. Hentschel’s wife. Mr. Hentschel disclaims beneficial ownership of these shares.

(6)	Includes vested options to purchase an aggregate 9,500 shares of IEI’s common stock at prices ranging from $0.88-$2.81 per share.

(7)	Includes vested options and warrants to purchase an aggregate 183,833 shares of IEI’s common stock granted at prices ranging from $0.74-$2.81 per share.

PROPOSAL ONE

ELECTION OF DIRECTORS

Shares represented by proxies in the enclosed form, unless the proxies otherwise direct, will be voted as follows: to elect Heath Paley to a three-year term as a Class I Director to IEI’s Board of Directors and until his respective successor is chosen and qualified.

The following table sets forth the name and age of each executive officer, director and nominee of IEI. The narrative following the table describes the principal employment of each executive officer, director and nominee. For each person presently serving as director, the table sets forth the date on which he/she was first elected director.

Name	Age	Position with the Company	Director Since	Year Current Term Will Expire	Class of Director
John Waldstein	50	President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chairman of the Board and a Director	1982	2006	III
Diane Balcom	61	Director	1989	2005	II
Heath Paley	55	Director	1990	2004	I
Steven Tannenbaum	43	Director	2002	2006	III
Peter Demakis	58	Chief Operating Officer	—	—	—
Christopher Hentschel	59	Vice President of Engineering	—	—	—
Robert Stewart	60	Vice President of Manufacturing	—	—	—

Directors of IEI hold office on the following basis and thereafter until their successors are chosen and qualified. The Class I Director will serve in office until this annual meeting on March 25, 2004, and, if elected, thereafter will serve for a three-year term. The Class II Director will serve in office for a three-year term beginning March 26, 2002. The Class III Directors will serve in office for a three-year term beginning April 2, 2003. The Directors of IEI hold office until their successors are chosen and qualified. The following is a summary of the background of those individuals listed in the above table.

John Waldstein has been employed by IEI since 1978, has been Treasurer since March 1982, was Vice President between January 1983 and May 1988, Chief Financial Officer since February 1988, Chief Operating Officer from February 1988 to May 1988, President and Chief Executive Officer since May 1988, and Chairman of the Board since November 1990. Mr. Waldstein is a graduate of Harvard College. See “Executive Compensation.”

Diane Balcom became a member of the Board of Directors in 1989. Since December 2003, Ms. Balcom has served as Regional Director of the Greater Pennsylvania Chapter of the Alzheimer’s Association. From June 2002 to November 2003, Ms. Balcom served as Director of Development of Achieva, a non-profit agency providing services for people with disabilities and their family members. From February 2001 to June 2002, Ms. Balcom served as an independent consultant to a variety of non-profit organizations in southwestern Pennsylvania. From October 1998 to February 2001, Ms. Balcom served as the Executive Director and Chief Operating Officer of the Pittsburgh Mercy Foundation, with responsibility for all financial functions within the organization. From September 1997 to September 1998, she held the position of Director of Development for Children’s Hospital of Pittsburgh. From August 1994 to August 1997, Ms. Balcom was the Chapter Director of the Juvenile Diabetes Foundation of Western Pennsylvania. She has been an adviser to IEI on corporate and financial matters since 1985. From January 1989 to August 1994, Ms. Balcom operated a consulting practice, which provided services related to private and public financing for small and medium-sized companies. From March 1987 to January 1989, she served as Vice President and Chief Financial Officer for Environmental Diagnostics, Inc., a publicly held company. Prior to that, Ms. Balcom held various senior management positions in Corporate Finance and Research for 13 years with brokerage firms on the West Coast.

Heath Paley became a member of the Board of Directors in 1990. Since March 1997, Mr. Paley has served as President of Cormorant, Inc., a manufacturer and retailer of glass wind chimes marketed under the name Goose Rock Designs. From May 1996 to December 2002, Mr. Paley also served as a self-employed computer consultant. He had been IEI’s Director of Management Information Systems from September 1994 until May 1996 and was IEI’s Chief Operating Officer and Executive Vice President from June 1990 to August 1994. From 1983 to June 1990, Mr. Paley was President and a founder of Ecco Industries, Inc. From 1980 to 1983, he was President of the Maine Woods Shoe Division of Bennett Industries. Heath Paley is the son of Warren Paley. See “Security Ownership of Certain Beneficial Owners and Management”.

Steven Tannenbaum became a member of the Board of Directors in March 2002. Since 1993, Mr. Tannenbaum has been the President of Greenwood Investments, Inc., which serves as the general partner of Greenwood Capital Limited Partnership and other partnerships engaged in investment and real estate development.

Peter Demakis has been IEI’s Chief Operating Officer since September 2003. From March 2002 to August 2003, Mr. Demakis was the Chief Financial Officer for Midland Farms Stores, Inc., a limited assortment supply grocery retailer. From March 1999 to November 2001, he was the Executive Vice President and General Manager for the Vantage Group, a direct marketing services organization. From November 1995 to December 1998, Mr. Demakis was the Vice President of Central Services for the Retail Division of Reebok International. Prior to these positions, Mr. Demakis held senior level positions in operations and finance. Mr. Demakis is a graduate of Stonehill College.

Christopher Hentschel was appointed IEI’s Vice President of Engineering in March 1995 and had previously been Chief Engineer since 1989. Before joining IEI, Mr. Hentschel was a founder and Vice President of Engineering of Guard Aware, Inc. Mr. Hentschel is a graduate of Wentworth Institute. See “Executive Compensation”.

Robert Stewart has been IEI’s Vice President of Manufacturing since October 2003, and had previously been Director of Manufacturing from May 2003 to October 2003 and Manufacturing Engineering Manager from November 2000 to May 2003. Before joining IEI, From December 1992 to May 2000, Mr. Stewart was Group Plant Manager for AMP/Tyco Electronics, an electronics manufacturer. Prior to 1997, Mr. Stewart held several positions in the manufacturing field. Mr. Stewart is a graduate of Fairleigh Dickinson University.

During the fiscal year ending August 31, 2003, the Board of Directors held seven meetings (including regularly scheduled and special meetings). During fiscal 2003, each person who served as a director attended 75% or more of the total number of meetings of the Board of Directors and all committees of which he or she was a member.

The Board of Directors has an Audit Committee. The Audit Committee is comprised of Diane Balcom, Heath Paley and Steven Tannenbaum, the majority of whom are independent, as defined by Rule 4200(a)(14) of the National Association of Securities Dealers (the “NASD”). The Audit Committee selects and appoints our independent auditors, reviews the performance of the independent auditors, and approves the independent auditors’ fees. The Audit Committee also reviews the independence of such accountants from IEI’s management, IEI’s annual and quarterly financial statements and IEI’s system of internal accounting controls. The Audit Committee also reviews such other matters with respect to its accounting, auditing and financial reporting practices as it may find appropriate or may be brought to its attention. The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”), adopted by the Board of Directors in light of the additional responsibilities resulting from the recently enacted Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). A copy of the charter may be found on IEI’s web site at http://www.ieib.com. In November 2002, the Audit Committee adopted a Policy on Reporting and Investigating Complaints relating to Corporate Reporting and Disclosure, Accounting and Auditing Controls and Procedures, and Securities Compliance pertaining to Fraud against Shareholders. In April 2003, the Audit Committee adopted a Policy on Pre-approval of Audit and Non-Audit services. The Audit Committee, during the year ended August 31, 2003, held four meetings. For additional information concerning the Audit Committee, see “Independent Auditors - Report of the Audit Committee”.

IEI’s Compensation Committee of the Board of Directors is comprised of Diane Balcom, Heath Paley and Steven Tannenbaum. The Compensation Committee is responsible for evaluating and approving the compensation arrangements for each of IEI’s executive officers, including the granting of options to purchase shares of common stock under IEI’s stock option plans. The Compensation Committee, during the year ended August 31, 2003, held one meeting.

IEI has no standing nominating committee. All of the Directors participate in the consideration of director nominees. The view of the Board is that the addition of a standing nominating committee would add additional expense and process to IEI unnecessarily. The general criteria that the Board uses to select nominees is: such individual’s reputation for integrity, honesty and adherence to high ethical standards; their demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of IEI; their willingness and ability to contribute positively to the decision-making process of IEI; their commitment to understand IEI and its industry and to regularly attend and participate in meetings of the Board and its committees; their interest and ability to understand the sometimes conflicting interests of the various constituencies of IEI, which include shareholders, employees, customers, governmental units, creditors and the general public; their ability to act in the interests of all stakeholders; and no nominee should have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all IEI’s shareholders and to fulfill the responsibilities of a director. The Board believes that it can select nominees to the Board meeting these criteria without a separate nominating committee.

The Board of Directors recommends that shareholders vote FOR the election of Heath Paley as Class I Director on the Board of Directors to serve for a three-year term and until his successor is chosen and qualified.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation for each of the last three fiscal years ended August 31, 2003, of IEI’s President and Chief Executive Officer, and two other executive officers of IEI who received at least $100,000 of compensation during any of these years (the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation			Long-Term Compensation (2)
Name	Year	Salary	Commission/ Bonus (3)	All Other Compensation (1)	Options (Shares)
John Waldstein	2003	$172,190	$ —	$25,524	—
President and	2002	164,592	50,000	16,632	—
Chief Executive Officer	2001	155,536	9,091	15,656	7,000

Christopher Hentschel	2003	126,000	—	—	—
Vice President of	2002	124,384	12,600	—	—
Engineering	2001	116,550	—	—	—

James Brierley, Jr. (4)	2003	19,231	—	—	1,189
Vice President of	2002	125,000	6,500	—	—
Sales and Marketing	2001	124,885	—	—	—

(1)	All other compensation represents the cost of a split dollar whole life insurance policy with a face value of $1,005,000, a term insurance policy with a face value of $1,000,000 and a long-term disability policy. IEI is a beneficiary of the whole life insurance policy to the extent of all premiums paid upon the death of John Waldstein. Mr. Waldstein may purchase the whole life insurance policy upon termination of his employment for the cash surrender value as of August 31, 2001.

(2)	Does not include perquisites, which do not exceed 10% of annual salary.

(3)	Amount represents commissions and/or bonus earned during the applicable year.

(4)	Mr. Brierley resigned his position on October 31, 2002.

IEI’s Board of Directors, commencing in fiscal 1993, established an annual bonus plan for officers and certain key employees. The available funds for the plan shall be up to five percent of income before taxes. The final amount and subsequent distribution to employees and officers shall be determined by IEI’s Compensation Committee.

Compensation on Involuntary Termination

John Waldstein has an employment contract with IEI which provides for certain compensation to be paid to him if he is discharged by IEI without cause, as defined, before the end of the term of his contract. Mr. Waldstein has a continuous three-year employment contract with a current minimum annual salary of approximately $175,000, subject to adjustment for inflation, plus an annual minimum bonus of $50,000 payable upon the achievement of specified goals and objectives. The salary and bonus of Mr. Waldstein is subject to performance reviews and annual adjustment as determined by IEI’s Compensation Committee.

If the employment of Mr. Waldstein is terminated by IEI without cause, including the election of a slate of board of director members not approved by Mr. Waldstein or a change in status as a result of an acquisition, merger or sale of assets (an “Acquisition”), IEI is obligated to pay at such termination an amount equal to his total salary and benefits to the conclusion of the contract period. In the event of an Acquisition of IEI, Mr. Waldstein’s base salary shall increase to a minimum annual salary of $175,000, based on future adjustments for inflation. As of December 31, 2003, John Waldstein’s base salary to the conclusion of his contract period is approximately $525,000, plus future cost of living adjustments.

After an Acquisition of IEI, provided Mr. Waldstein continues his employment for at least a six-month period, and he subsequently voluntarily resigns, he shall be paid severance of one year’s compensation and benefits. For each additional six months that he works thereafter, in the event Mr. Waldstein subsequently voluntarily resigns, he shall be paid severance of an additional six months compensation and benefits provided any such severance payments shall not exceed three years of compensation.

In addition to the foregoing, IEI also has employment letters with certain key management (including Messrs. Demakis, Hentschel and Stewart) that require salary and benefits continuation in the event of a termination of such employment as a result of an Acquisition. As of December 31, 2003, the salaries of such management personnel represent an aggregate of approximately $437,000.

Year End Option Table

The following table sets forth the number and value of unexercised options held as of August 31, 2003 by the Named Executive Officers:

Fiscal Year End Option Values

	Number of Unexercised Options at end of Fiscal 2003		Value of Unexercised In-the-Money Options at end of Fiscal 2003 (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
John Waldstein (2)	132,375	6,625	$294,128	$11,773
Christopher Hentschel	16,083	1,250	29,290	1,213

(1)	Difference between the fair market value of the underlying common stock on October 31, 2003 and the exercise price.

(2)	Includes warrants to purchase an aggregate of 35,000 shares of common stock.

There were no options exercised or granted to any of the Named Executive Officers during the year ended August 31, 2003.

Compensation of Directors

Directors who are not officers receive $500 for each Board of Directors meeting and $500 for each Committee meeting that they attend in person or by telephone conference call. For the fiscal year ended August 31, 2003, directors’ fees were paid in the amounts of $6,000 each to Ms. Balcom, and Messrs. Paley and Tannenbaum.

Shareholder Communications with the Board of Directors

The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Board of Directors will, with the assistance of IEI’s outside legal counsel, (1) be primarily responsible for monitoring communications from shareholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to John Waldstein, Chairman of the Board, c/o International Electronics, inc., 427 Turnpike Street, Canton, MA, 02021

Annual Meeting Attendance Information

Directors have not been expected to attend the Annual Meetings of Stockholders when the purpose of the meeting was the election of Directors because of the very low historic attendance at such meetings by shareholders and the expense of reimbursement of costs of such directors who would attend. Last years Annual Meeting of Stockholders was attended by two directors.

Other Matters

Section 16(a) of the Securities Exchange Act of 1934 requires IEI’s executive officers, directors, and persons who own more than ten percent of a registered class of IEI’s equity securities to file reports of ownership with the Securities and Exchange Commission (“SEC”) and NASD. Executive officers, directors, and greater than ten-percent stockholders are required by SEC regulation to furnish IEI with copies of all Section 16(a) forms they file.

IEI believes that all filing requirements applicable under Section 16(a) to its executive officers, directors and 10% stockholders were complied with for fiscal 2003, with the exception of Diane Balcom who inadvertently failed to file a Form 4 on a timely basis in connection with the sale of 1,548 shares of IEI common stock. Said Form 4 has been filed.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, IEI has adopted a code of ethics that applies to its principal executive officer and chief financial officer and accounting officer. A copy of the code of ethics can be obtained without charge by written request to Investor Relations Department, International Electronics, Inc., 427 Turnpike Street, Canton, MA 02021 and is also available on IEI’s website at http://www.ieib.com.

INDEPENDENT AUDITORS

General

Deloitte & Touche LLP has served as IEI’s independent auditors since 1982. IEI’s management anticipates that Deloitte & Touche LLP will also serve as IEI’s auditors in connection with the financial statements to be prepared for the fiscal year ending August 31, 2004. No representative of Deloitte & Touche LLP is expected to attend the meeting of Shareholders.

Principal Accountant Fees and Services

The following is a summary of the fees incurred by IEI from Deloitte and Touche LLP for professional services rendered for the fiscal years ending August 31, 2003 and 2002:

Fee Category	Fiscal 2003 Fees	Fiscal 2002 Fees
Audit Fees	$93,000	$84,000
Audit-related fees	—	—
Tax fees	19,237	22,620
All other fees	—	1,500

	$112,237	$108,120

Audit Fees. Consists of fees incurred for professional services rendered for the audit of IEI’s consolidated financial statements and for reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-QSB and consents for filings with the Securities and Exchange Commission.

Audit-Related Fees. Consists of professional services that are reasonably related to the performance of the audit or review of IEI’s consolidated financial statements, but are not reported under “Audit Fees.” No such fees were incurred during the past two years.

Tax Fees. Consists of fees billed for professional services relating to tax compliance, tax reporting, tax advice and tax planning.

All Other Fees. Consists of fees billed for all other services.

Audit Committee Pre-Approval

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During fiscal year 2003, no services were provided to IEI from Deloitte and Touche LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s purpose is to assist the Board of Directors in its oversight of IEI’s financial accounting, reporting and internal controls. The Audit Committee operates pursuant to the Audit Committee Charter approved by the Board of Directors.

Management is responsible for the preparation, presentation and integrity of IEI’s consolidated financial statements, the selection of appropriate accounting and financial reporting principles, and for the maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee periodically meets with the independent auditors, with and without management present, to discuss the results of their examinations, any matters noted with respect to IEI’s internal controls and the overall quality of IEI’s financial reporting.

In performing its oversight role, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and Rule 2-07 of Regulation S-X. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors their independence.

Based upon the Audit Committee’s review and discussions as described above with management and the independent auditors and the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in IEI’s Annual Report on Form 10-KSB for the year ended August 31, 2003, as filed with the Securities and Exchange Commission on November 24, 2003.

Respectively submitted by the Audit Committee

Diane Balcom, Heath Paley and Steven Tannenbaum

PROPOSALS BY SHAREHOLDERS

Any Shareholder who wishes to include a proposal for presentation at the next annual meeting of IEI must send such proposal to IEI and such proposal must be received by IEI no later than October 20, 2004. Any proposal submitted by a Shareholder must comply with the provision of Rule 14A-8 of the Exchange Act of 1934 as amended.

FORM 10-KSB

Our Annual Report on Form 10-KSB for the fiscal year ended August 31, 2003 is available without charge to each shareholder, upon written request to the Investor Relations Department at our principle executive offices at 427 Turnpike Street, Canton, MA 02021 and is also available at http://www.ieib.com.

OTHER MATTERS

As of the date hereof, IEI has not been informed of any matters to be presented for action at the meeting other than those listed in the notice of meeting and referred to herein. If any other matters come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons named therein.

FINANCIAL STATEMENTS

A copy of IEI’s Annual Report for the fiscal year ending August 31, 2003 and IEI’s Form 10-QSB for the quarter ending November 30, 2003 is being mailed to all shareholders herewith. The Annual Report and IEI’s Form 10-QSB are not to be regarded as proxy solicitation material.

Shareholders are urged to sign the enclosed form of proxy and return it at once in the envelope enclosed for that purpose.

By Order of the Board of Directors,

Peter Myerson, Clerk

Canton, Massachusetts

February 20, 2004

INTERNATIONAL ELECTRONICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John Waldstein and Diane Balcom, or either of them, with full power of substitution, as the true and lawful attorney in fact and proxy for the undersigned to vote all shares of common stock of International Electronics, Inc. which the undersigned is entitled to vote at a Special Meeting of Shareholders to be held at the offices of Cohan Rasnick Myerson LLP, One State Street, Boston, Massachusetts 02109, at 10:00 a.m. on March 25, 2004 or any adjournment thereof, such proxy being directed to vote as specified on the reverse side for the election of directors and being authorized to vote in his/her own discretion for each proposal as to which a specified vote is not directed. The above named proxy is directed to vote all of the undersigned’s shares as follows:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEE AND FOR THE PROPOSAL.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

INTERNATIONAL ELECTRONICS, INC.

March 25, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided. ¯

10130000000000000000 2	032504

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR AGAINST ABSTAIN
1. To elect one Class I Director to serve for 3 years and until his successor is chosen and qualified.	2. To consider and act upon such other business or further business as may properly come before the meeting.	☐ ☐ ☐

NOMINEE: CLASS I DIRECTOR TO SERVE 3 YEARS	Management recommends a vote FOR this action.
☐ FOR THE NOMINEE Heath Paley ☐ WITHHOLD AUTHORITY FOR THE NOMINEE

Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, either of the persons named in this Proxy or his/her substitute will vote in accordance with his/her best judgment.

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Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.